UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2022

NortonLifeLock Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-17781	77-0181864
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 E. Rio Salado Parkway, Suite 1000
Tempe, AZ 85281
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 527-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NLOK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously announced on March 16, 2022, due to the ongoing review of NortonLifeLock Inc.’s (the “Company”) previously-announced merger with Avast plc (“Avast”) (the “Merger”) by the United Kingdom’s Competition and Markets Authority, the Company’s expectation is that the Court Hearing sanctioning the Court-sanctioned scheme of arrangement under Part 26 of the Companies Act (the “Scheme”) (following which the Scheme will become effective) will be in mid-to-late 2022.

Avast shareholders are entitled, under the Scheme, to make elections to receive (i) the Majority Stock Option instead of the Majority Cash Option (each as defined in the scheme document) and/or (ii) the cash proportion of their consideration in GBP rather than USD (each an “Election”). Such Elections may be made at any time until the Election Return Time, which may not be set earlier than 1.00 p.m. on the date that is seven calendar days before the Court Hearing and is currently expected to be 1:00 p.m. on the date of the Court Hearing (the “Election Window”).

In view of the longer timeline to closing, and in order to provide the Company with greater flexibility to undertake potential share buybacks in compliance with U.S. securities laws, and with the consent of both Avast and the UK Panel on Takeovers and Mergers, the Company announces that it is today closing the Election Window, but that the Election Window will be re-opened on a date that is at least six weeks prior to the date of the Court Hearing. The effect of such closure is that, until the Election Window is re-opened, Avast shareholders will be unable to make Elections and holders of uncertificated Scheme Shares (in CREST) who have already made Elections will need to resubmit those Elections when the Election Window re-opens.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “aim”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. There are many factors which could cause actual results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, the possibility that the Merger will not be completed on a timely basis or at all, whether due to the failure to satisfy the conditions of the Merger (including approvals or clearances from regulatory and other agencies and bodies) or otherwise. Additional information concerning these and other risk factors is contained in the Risk Factors sections of the Company’s most recent reports on Form 10-K and Form 10-Q, the contents of which are not incorporated by reference into, nor do they form part of, this Current Report on Form 8-K.

By their nature, these forward-looking statements involve known and unknown risks, as well as uncertainties because they relate to events and depend on circumstances that will occur in the future. No assurance can be given that such expectations will prove to have been correct and persons reading this Current Report on Form 8-K are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this Current Report on Form 8-K. All subsequent oral or written forward-looking statements attributable to the Company, Avast or any persons acting on their behalf are expressly qualified in their entirety by the cautionary statement above. The Company does not assume any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law, regulation or stock exchange rules.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NortonLifeLock Inc.

Date: March 28, 2022	By:	/s/ Bryan Ko
Bryan Ko Chief Legal Officer and Corporate Secretary

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